Exhibit 99.2

                          CAPSULE COMMUNICATIONS, INC.
                              1999 STOCK OPTION PLAN

     Section 1.     Purposes.

     The purposes of the Plan are to: (a) assist the Company in recruiting and retaining highly qualified employees, directors and consultants; (b) provide Employees with an incentive for productivity; and (c) provide Employees an opportunity to share in the growth and value of the Company. The Options granted pursuant to the Plan are intended to constitute either Incentive Stock Options within the meaning of Section 422 of the Code, or non-qualified stock options, as determined by the Board or the Committee at the time the Option is granted.

     Section 2.     Definitions.

     Capitalized terms used herein will have the meanings set forth in this
Section 2:

          (a) "Board" shall mean the board of directors of the Company, as constituted from time to time.

          (b) "Cause" means: (i) conviction of a felony by a federal or state court of competent jurisdiction; (ii) gross misconduct relating to the Company; (iii) intentional misappropriation of funds; or (iv) deliberate and premeditated acts against the interest of the Company.

          (c)     "Change in Control" means:

                  (i) The acquisition, after the effective date of the Plan, in one or more transactions by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Exchange Act, but excluding from such definition any person who, as of the effective date of the Plan is the beneficial owner of Voting Securities) of "Beneficial ownership"
                         (within the meaning of Rule 13d-3 promulgated under
                          the Exchange Act) of twenty-five (25%) or more of
                          the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided that for purposes of this clause (i) Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

                 (ii)     approval by shareholders of the Company of:

                         (A) a merger, reorganization or consolidation involving the Company if the shareholders of the Company immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than

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                                 fifty percent (50%) of the combined voting
                                 power of the outstanding voting securities of the company resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such merger, reorganization or consolidation;

                         (B) a complete liquidation or dissolution of the Company; or

                         (C)     an agreement for the sale or other
                                 disposition of all or substantially all of the assets of the Company;

                 (iii) acceptance by shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from or surviving such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (e) "Committee" shall mean the Committee appointed by the Board in accordance with Section 3(a) of the Plan, if one is appointed.

          (f) "Common Stock" shall mean the common stock of the Company, $.001 par value per share, or the common stock of any successor corporation.

          (g) "Company" shall mean Capsule Communications, Inc., a Delaware corporation, or any successor corporation, including a successor by merger.

          (h) "Director" shall mean an individual who is a member of the Board.

          (i)     "Disability" shall mean a condition rendering an Optionee
Disabled.

          (j)     "Disabled" shall have the same meaning as set forth in
Section 22(e)(3) of the Code.

          (k) "Employee" shall mean any person employed by the Company or any of its Subsidiaries. In addition, solely for the purpose of determining eligibility for the grant of non-qualified stock options hereunder, and not for the purpose of affecting the status of the relationship between such person and the Company, the term "Employee" shall include consultants and advisors to the Company or any of its Subsidiaries, as well as Directors and members of the board of directors of any Subsidiary.

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         (l)     "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended, and the rules and regulations promulgated thereunder.

         (m) "Fair Market Value Per Share" shall mean the fair market value of a share of Common Stock, as determined pursuant to Section 7 hereof.

         (n) "Incentive Stock Option" shall mean an Option which is an incentive stock option as described in Section 422 of the Code.

         (o) "Non-Employee Director" shall have the meaning set forth in Rule 16b- 3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each "Non-Employee Director" also be an "outside director" as that term is defined in regulations under
Section 162(m).

        (p) "Option(s)" shall mean an Incentive Stock Option or a non-qualified stock option to purchase Shares that is granted pursuant to the Plan.

        (q) "Option Agreement" shall mean a written agreement substantially in the form as the Board or Committee (subject to the terms and conditions of the Plan) may from time to time approve evidencing and reflecting the terms of an Option.

        (r) "Optionee" shall mean an Employee to whom an Option is granted.

        (s) "Parent Corporation" shall mean a parent corporation, whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (t) "Participant" shall mean each Employee to whom an Option is granted pursuant to the Plan.

        (u) "Person" shall mean an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

        (v) "Plan" shall mean this Capsule Communications, Inc. 1999 Stock Option Plan.

        (w) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        (x) "Shares" shall mean shares of Common Stock subject to the Plan, as described in Section 5 and adjusted in accordance with Section 8 of the Plan.

        (y) "Subsidiary" shall mean a subsidiary corporation, whether now or hereafter existing, as defined in sections 424(f) and (g) of the Code.

     Section 3.     Administration.

          (a) Procedure. The Plan will be administered by the Board. The Board may at any time appoint a Committee consisting of not less than two Non-Employee Directors to administer the Plan on behalf of the Board. If the Board
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appoints a Committee pursuant to this Section 3(a), that Committee will possess all of the power and authority of, and will be authorized to take any and all actions required to be taken hereunder by, the Board, subject to such terms and conditions as the Board may prescribe.

     Members of any Committee established pursuant to this Section 3(a) will serve for such period of time as the Board may determine. Members of the Board or the Committee who are eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the grant of an Option to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or Committee during which action is taken with respect to the grant of Options to himself or herself.

     From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

          (b) Powers of the Board and the Committee. Subject to the express provisions of the Plan, the Board or the Committee shall have the authority, in its sole and absolute discretion:

                  (i)     to grant Options;

                 (ii) to determine the Employees to whom and the times at which Options are granted;

                (iii) to determine the terms and provisions of each Option under the Plan and each Option Agreement and to modify or amend any outstanding Option or Option Agreement;

                 (iv) to correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Option Agreement in the manner and to the extent that it deems desirable;

                  (v) to prescribe, amend, modify and rescind rules and regulations relating to the proper administration of the Plan;

                 (vi) to accelerate the vesting or exercise date of any Option;

                (vii)     to interpret the Plan or any Option Agreement;

               (viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or to take such other actions as may be necessary or appropriate with respect to the Company's rights pursuant to Options or agreements relating to the grant or exercise thereof; and

                 (ix) to make such other determinations and establish such other procedures as it deems necessary or advisable for the proper administration of the Plan.
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          (c)     Effect of the Board's or Committee's Decision. All
decisions, determinations and interpretations of the Board or the Committee pursuant to the authority granted under this Section 3 will be final and binding upon all parties.

     Limitation of Liability. No member of the Board or of the Committee shall be liable for any good faith determination, act or failure to act in connection with the Plan or any Option granted hereunder.

     Section 4.     Eligibility.

     Options may be granted only to Employees. An Employee who has received an Option, if he or she is otherwise eligible, may receive additional Options.

     Section 5.     Stock Subject to the Plan.

     Subject to the provisions of this Section 5 and the provisions of Section 8 of the Plan, the maximum aggregate number of Shares which may be subject to Options under the Plan is 3,000,000 Shares. The maximum number of Shares with respect to which Options may be granted under the Plan to any Employee during any calendar year is 1,000,000 Shares. If any Option issued hereunder should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject to such option shall, unless the Plan shall have been terminated, be returned to the Plan and become available for future grants under the Plan.

     Section 6.     Terms and Conditions of Options.

     Each Option granted pursuant to the Plan shall be authorized by the Board or the Committee and shall be evidenced by an Option Agreement in such form as the Board or the Committee may from time to time determine. Each Option Agreement shall contain such provisions as the Board or the Committee may require (including provisions which may specifically supersede the terms of the Plan). Subject to the preceding sentence, each Option Agreement shall incorporate by reference the terms and conditions of the Plan, including the following terms and conditions:

          (a) Number of Shares. The number of Shares subject to the Option will be stated in the Option Agreement.

          (b) Option Price. The price per Share payable on the exercise of any Option which is an Incentive Stock Option will be stated in the Option Agreement and shall be no less than the Fair Market Value Per Share of the Common Stock on the date such Option is granted, without regard to any restriction other than a restriction which will never lapse. Notwithstanding the foregoing, if an Option which is an Incentive Stock Option shall be granted under the Plan to any person who, at the time of the grant of such Option, owns (including by attribution under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Parent Corporation or any Subsidiary, the price per Share payable upon exercise of such Incentive Stock Option shall be no less than one hundred ten percent (110%) of the Fair Market Value Per Share of the Common Stock on the date such Option is granted. The price per Share payable on the exercise of an Option which is a non-qualified stock option shall be no less than twenty-five percent (25%) of the Fair Market Value Per Share of the Common Stock on the date such Option is granted, determined without regard to any restriction other than a restriction which will never lapse, and shall be stated in the Option Agreement.
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          (c)     Consideration. The consideration to be paid for the Shares to be issued upon the exercise of an Option, including the method of payment, shall be determined by the Board or the Committee and, subject to subsections
(i) and (ii) below, may consist entirely of cash, check, promissory notes or Shares of Common Stock having an aggregate Fair Market Value Per Share on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment permitted under any laws to which the Company is subject and which is approved by the Board or the Committee.

                 (i) If the consideration for the exercise of an Option is a promissory note, such note will be full recourse and bear interest at a per annum rate which is not less than the applicable federal rate determined in accordance with section 1274(d) of the Code as of the date of exercise. In such an instance the Company may, in its sole and absolute discretion, retain the Shares purchased upon exercise of the Option in escrow as security for payment of the promissory note.

                (ii) If the consideration for the exercise of an Option is the surrender of previously acquired and owned shares of Common Stock, the Optionee will be required to make representations and warranties satisfactory to the Company regarding his or her title to the shares of Common Stock used to effect the purchase (the "Payment Shares"), including without limitation, representations and warranties that the Optionee as good and marketable title to such Payment Shares free and clear of any and all liens, encumbrances, charges, equities, claims, security interests, options or restrictions, and has full power to deliver such Payment Shares without obtaining the consent or approval of any person or governmental authority other than those which have already given consent or approval in a manner satisfactory to the Company. If such Payment Shares were acquired by the Optionee upon previous exercise of incentive stock options granted within two years prior to the exercise of the Option, or were acquired by the Optionee upon previous exercise of incentive stock options within one year prior to the exercise of the Option, such Optionee shall be required, as a condition to using the Payment Shares in payment of the exercise price of the Option, to acknowledge the tax consequences of doing so, in that such previously exercised incentive stock options may have, by such action, lost their status as incentive stock options, and the Optionee may be required to recognize ordinary income and be subject to tax withholding as a result. The Board or the Committee may impose such limitations and prohibitions on the use of previously acquired and owned shares of Common Stock to exercise an Option as it deems appropriate.

          (d) Form of Option. The Option Agreement will state whether the Option granted is an Incentive Stock Option or a non-qualified stock option.
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          (e)     Exercise of Options. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be set forth in the Option Agreement (as determined by the Board or the Committee), which may include performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

     An Option may be exercised in accordance with the provisions of the Plan as to all or any portion of the Shares then exercisable under an Option from time to time during the term of the Option.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal executive office in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company, accompanied by any agreements required by the terms of the Plan and/or Option Agreement. Full payment may consist of such consideration and method of payment allowable under this Section 6 of the Plan. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Option is exercised, except as provided in Section 8 of the Plan.

     As soon as practicable after any exercise of an Option in accordance with the provisions of the Plan, the Company shall, without transfer or issue tax to the Optionee, deliver to the Optionee at the principal executive office of the Company, or such other place as shall be mutually agreed upon between the Company and the Optionee, a certificate or certificates representing the Shares for which the Option shall have been exercised.

          (f)     Term and Vesting of Options.

                  (i) The Option Agreement shall specify any vesting conditions applicable to the Options evidenced thereby (including performance or target-based vesting, or time-based vesting); provided, however, that to the extent that no vesting conditions are stated in the Option Agreement, the Options evidenced thereby shall be fully vested. Options may be exercised in any order elected by the Optionee whether or not the Optionee holds any other unexercised Options under the Plan or any other plan of the Company.

                 (ii)     Notwithstanding any other provision of the Plan, no
                          Option shall be (A) granted under the Plan after ten
                          (10) years from the date on which the Plan is approved by shareholders, or (B) exercisable more than ten (10) years from the date the Option is granted; provided, however, that if an Option that is intended to be an Incentive Stock Option is granted under the Plan to any person who, at the time of the grant of such Option, owns (including by attribution under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power for all classes of stock of the Company, its Parent Corporation or any Subsidiary, the foregoing clause (B) shall be deemed modified by substituting "five (5) years" for the term "ten (10) years" that appears therein.
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                (iii)     No Option granted to any Optionee shall be treated
                          as an Incentive Stock Option, to the extent such Option would cause the aggregate Fair Market Value Per Share (determined as of the date of grant of each such Option) of the Shares with respect to which Incentive Stock Options are exercisable by such Optionee for the first time during any calendar year to exceed $100,000. For purposes of determining whether an Incentive Stock Option would cause such aggregate Fair Market Value Per Share to exceed the $100,000 limitation, such Incentive Stock Options shall be taken into account in the order granted. For purposes of this subsection, the term Incentive Stock Options includes all incentive stock options
                         (as described in Section 422 of the Code) issued under all plans of the Company, its Parent Corporation or any Subsidiary.

          (g)     Termination of Options.

                  (i) Unless sooner terminated as provided in the Plan, each Option shall be exercisable for such period of time as shall be determined by the Board or the Committee and set forth in the Option Agreement, and shall be void and unexercisable thereafter.

                 (ii) Except as otherwise provided herein or in the Option Agreement, upon the termination of the Optionee's employment with, or service as a director of or consultant or advisor to, the Company or any Subsidiary for any reason, Options exercisable on the date of termination of employment or such other service shall be exercisable by the Optionee (or in the case of the Optionee's death subsequent to termination of employment or such other service, by the Optionee's executor(s) or administrator(s)) for a period of three (3) months from the date of the Optionee's termination of employment or such other relationship.

                (iii) Except as otherwise provided herein or by the terms of any Option, if the Optionee dies or becomes Disabled while employed by, or while serving as a director of or consultant or advisor to, the Company or any Subsidiary, Options held by such Optionee which are exercisable on the date the Optionee dies or becomes Disabled shall be exercisable for a period of twelve (12) months commencing on the date of the Optionee dies or becomes Disabled, by the Optionee or his or her legal guardian or representative or, in the case of death, by his or her executor(s) or administrator(s).

          (h) Forfeiture. Notwithstanding any other provision of the Plan, IF the Optionee's employment by or service to the Company or any Subsidiary is terminated for Cause, as determined by the Board or the Committee in its sole and absolute discretion, all unexercised Options shall terminate upon the date of such determination, or, if earlier, the effective time of such termination of employment or engagement for Cause. In addition, if the Optionee's
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employment or engagement is terminated for Cause, the Optionee shall forfeit all Shares for which the Company has not yet delivered share certificates to the Optionee and the Company shall refund to the Optionee any amount paid to it with respect to such Shares, in the same form as it was paid (or in cash, at the Company's discretion). Notwithstanding any other provision of the Plan, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in forfeiture.

     Section 7.     Determination of Fair Market Value Per Share of Common
Stock.

     The Fair Market Value of a Share of Common Stock, as of any date, shall be determined as follows:

          (a) If the Shares of Common Stock are listed on a national or regional securities exchange or traded through the Nasdaq Stock Market, then the Fair Market Value of a share of Common Stock shall be the closing price on the relevant date for a share of Common Stock on such exchange or on the Nasdaq Stock Market, as reported in The Wall Street Journal or other source that the Board or Committee deems reliable, or if there is no trading on that date, on the next preceding date on which there were reported share prices.

          (b) If the Shares of Common Stock are traded in the over-the-counter market, then the Fair Market Value of a share of Common Stock shall be the mean of the bid and asked prices on the relevant date for a share of Common Stock as reported in The Wall Street Journal or other source that the Board or Committee deems reliable (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotations System or the NASD OTC Bulletin Board), or if there is no trading on such date, on the next preceding date on which there were reported share prices.

          (c) In the absence of an established market for the Common Stock, the Fair Market Value of a share of Common Stock shall be determined by the Board or the Committee, in its sole and absolute discretion.

     Section 8.     Adjustments.

     (a) Subject to required action by the stockholders, if any, the number of Shares as to which Options may be granted under the Plan and the number of Shares subject to outstanding Options and the Option prices thereof will be adjusted proportionately for any increase or decrease in the number of outstanding shares of Common Stock resulting from stock splits, reverse stock splits, stock dividends, reclassifications and recapitalizations.

     (b) No fractional Shares shall be issuable on account of any action referenced in Section 8(a), and the aggregate number of Shares then subject to an Option, when adjusted in accordance with that section, will be rounded down to the next whole number, unless the Board, in its sole and absolute discretion, shall determine to issue scrip certificates with respect to any fractional Shares, which scrip certificates, in such event, shall be in a form and have such terms and conditions as the Board, in its sole and absolute discretion, shall prescribe.

     Section 9.     Rights as a Stockholder.

     An Optionee shall have no rights as a stockholder of the Company with respect to any Shares subject to an Option until such Option has been
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exercised and a certificate with respect to the Shares purchased upon such exercise has been issued to him or her.

     Section 10.     Time of Awarding Options.

     The date of grant of an Option shall, for all purposes, be the date that the Board or the Committee specifies or, if none is specified, then the date of the determination by the Board or the Committee that the Option is granted. Notice of the determination shall be given to each Employee to whom an Option is granted within a reasonable time after the date of such grant.

     Section 11.      Modification, Extension and Renewal of Option.

     Subject to the terms and conditions of the Plan, the Board may modify, extend or renew an Option, or accept the surrender of an Option (to the extent not theretofore exercised). Notwithstanding the foregoing, (a) no modification of an Option which adversely affects the Optionee shall be made without the consent of the Optionee, and (b) no Incentive Stock Option may be modified, extended or renewed if such action would cause it to cease to be an "Incentive Stock Option" within the meaning of Section 422 of the Code, unless the Optionee specifically acknowledges and consents to such action.

     Section 12.     Transferability.

     Except as specifically approved by the Board or the Committee with respect to a particular Option which is not intended to be an Incentive Stock Option, no Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, such Option shall be exercisable only by the Optionee, or, in the event of his or her legal incapacity or Disability, by his or her legal guardian or representative.

     Section 13.     Change in Control.

          (a) Notwithstanding anything to the contrary set forth in the Plan (other than Section 13(b), below), upon a Change in Control, the Board or the Committee may, in its sole and absolute discretion and contingent upon the occurrence of that Change in Control: (i) cause all unvested Options to vest,
(ii) cause any or all Options to be exchanged for options to purchase common stock in the successor corporation, and/or (iii) cancel the Options and cause the Company to distribute to each Optionee cash and/or other substitute consideration with a value equal to the excess, if any, of the aggregate Fair Market Value of the Shares subject to Options held by that Optionee over the aggregate exercise price of such Options.

          (b) Notwithstanding anything to the contrary set forth in the Plan, if the Board determines that it is in the best interests of the Corporation to engage in a transaction that will result in a Change in Control and which is intended to be accounted for under the pooling-of-interests method of accounting, then the Board or the Committee will not take any action under Section 13(a) and, instead, upon the consummation of that transaction:
(i) all unvested Options will automatically vest, Options will automatically vest, (ii) the type of shares subject to the Plan and each outstanding Option will be revised such that the Plan and each outstanding Option apply to the same class of common stock of the surviving corporation as the Common Stock has been converted into in connection with such transactions, and (iii) the number of shares subject to and the exercise price per share of each outstanding Option will be adjusted in a manner consistent with Treas. Reg.
(S) 1.425-1(a)(4)(i).
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     Section 14.     Amendment of the Plan.

     Insofar as permitted by law, the Board may from time to time suspend, terminate or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, shareholder approval shall be required for any amendment to the Plan that will increase the aggregate number of Shares for which Options may be granted hereunder, or change the class of persons eligible to receive Options.

     Section 15.     Application of Funds.

     The proceeds received by the Company from the sale of Shares pursuant to the exercise of Options shall be used for general corporate purposes or such other purpose as may be determined by the Board.

     Section 16.     Approval of Stockholders.

     The Plan shall become effective on the date that it is approved by a majority of the votes cast at a duly held stockholder meeting at which a quorum representing a majority of the Company's outstanding voting shares is present, either in person or by proxy.

     Section 17.     Conditions Upon Issuance of Shares.

     Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     Section 18.     Regulatory Approvals.

     The Company, during the term of the Plan, shall use commercially reasonable efforts to seek to obtain from appropriate regulatory agencies any requisite authorization in order to issue and sell such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction the requisite authorization(s) deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any Shares hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     Section 19.     Taxes, Fees, Expenses and Withholding of Taxes.

     (a) The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the grant of Options and/or the issuance and transfer of Shares pursuant to the exercise thereof, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will use commercially reasonable efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, are applicable thereto.

     (b) The grant of Options hereunder and the issuance of Shares pursuant to the exercise of Options is conditioned upon the Company's reservation of the right, in accordance with any applicable law, to withhold
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from any property, compensation or other amounts payable to the Optionee, any taxes required to be withheld under federal, state or other applicable law as a result of the grant or exercise of such Option or the sale of the Shares issued upon exercise thereof. To the extent that compensation or other amounts, if any, payable to the Optionee are insufficient to pay any taxes required to be so withheld, the Company may, in its sole and absolute discretion, require the Optionee (or such other person entitled herein to exercise the Option), as a condition of the exercise of an Option, to pay in cash to the Company an amount sufficient to satisfy such tax liability or otherwise to make adequate provision for the Company's compliance with its withholding obligations under federal, state and other applicable law.

     Section 20.     Notices.

     Any notice to be given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to an Optionee shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Option Agreement, or at such other address as such Optionee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which shall be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) shall be permitted and shall be considered delivery of a notice notwithstanding that it is not an original that is received. It shall be the obligation of each person holding Shares purchased upon exercise of an Option to provide the Secretary of the Company, by letter mailed as provided herein, with written notice of his or her direct mailing address.

     Section 21.     No Enlargement of Rights.

     The establishment and maintenance of the Plan is purely voluntary on the part of the Company, and nothing contained herein will be deemed to give any Optionee the right to be retained in the employ or service of the Company or any Subsidiary, or to interfere with the right of the Company or Subsidiary to discharge or retire any Optionee at any time. No Optionee shall have any right to or interest in Options authorized hereunder prior to the grant thereof to such Optionee, and upon such grant, he or she shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's certificate of incorporation, as the same may be amended from time to time.

     Section 22.     Information to Optionees.

     (a) The Company, upon request, shall provide without charge to each Optionee copies of such annual and periodic reports as are provided by the Company to its stockholders generally.

     (b) A copy of the Plan shall be delivered to the Secretary of the Company and shall be shown by him to any Optionee making reasonable inquiry concerning it.

     Section 23.     Invalid Provisions.

     In the event that any provision of the Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or
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unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

     Section 24.     Applicable Law.

     Subject to Section 25, the Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to the application of the principles of conflicts of laws.

     Section 25.     Successor.

     In the event that the Company merges with another entity and such other entity survives the merger, the Plan shall automatically be deemed to be the Plan of the surviving entity and shall be governed by the laws of the state of incorporation of the surviving entity, provided that the rights of individuals with respect to Options, if any, outstanding at the time of such merger shall continue to be governed by the laws of the State of New York.